EXHIBIT 99.1

On August 3, 1998, AMF Bowling Worldwide, Inc. (the "Company") announced operating results for the six months ended June 30, 1998. The Company reported revenue of $349.8 million, a 10.0% increase compared with $318.1 million for the same period of 1997. EBITDA for the first half of 1998 was $71.4 million, a decrease of 16.8% compared with $85.8 million for the same prior year period.

For the second quarter ended June 30, 1998, the Company reported revenue of $162.2 million, a 1.0% increase compared with $160.5 million for the same quarter of 1997. EBITDA for the second quarter was $18.3 million, a 48.6% decrease compared with $35.6 million for the same quarter of 1997. EBITDA is a measure of operating cash flow which represents operating income before interest, taxes, depreciation, amortization and non-operating expenses.

Operating Results
-----------------

For the six months ended June 30, 1998, Bowling Centers reported revenue of $266.5 million, an increase of 32.5% compared with revenue of $201.1 million for the same period of 1997. EBITDA for the first half of 1998 was $76.9 million, an increase of 22.1% compared with $63.0 million for the first half of 1997. EBITDA margin for the first half was 28.9% compared with 31.3% for the same prior year period.

For the second quarter of 1998, Bowling Centers reported revenue of $116.0 million, an increase of 25.3% compared with revenue of $92.6 million for the same quarter of 1997. EBITDA was $20.1 million, a 4.7% decrease compared with $21.1 million for the same quarter of 1997. Operating results were favorably impacted by the inclusion of 154 bowling centers acquired and one new center constructed since July 1, 1997. EBITDA margins were 17.3% compared to 22.8% for the same quarter of 1997.

For the six months ended June 30, 1998, Bowling Products reported revenue of $92.7 million, a decrease of 25.7% compared with revenue of $124.7 million for the same period of 1997. EBITDA for the first half was $3.9 million, a decrease of 87.5% compared with $31.3 million for the same prior year period.

For the second quarter of 1998, Bowling Products reported revenue of $51.6 million, a decrease of 29.0% compared with revenue of $72.7 million for the same quarter of 1997. EBITDA was $3.8 million, a decrease of 80.3% compared with $19.3 million for the same quarter of 1997. EBITDA margin of 7.4% compared to 26.5% for the same quarter of 1997.


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During the second quarter of 1998, NCP shipments of 659 units compared to 1,172 units for the same quarter of 1997. During the first half of 1998, NCP shipments of 1,163 units compared to 2,069 units for the same prior year period. As of June 30, 1998, the NCP backlog was 1,615 units, a 6.4% decrease compared with December 31, 1997.

On a consolidated basis, net loss was $32.2 million for the second quarter of 1998 compared with a net loss of $12.3 million in the same quarter of 1997. For the six months ended June 30, 1998, net loss was $32.8 million compared with a net loss of $12.2 million.

Acquisition Program
-------------------

During the first half of 1998, the Company acquired 66 bowling centers including 46 in the U.S., fifteen in the U.K., and five in Australia. As of June 30, 1998, the Company operated 533 bowling centers worldwide including 413 in the U.S. and 120 international centers (including 14 joint venture centers).

During the second quarter of 1998, the Company acquired 33 bowling centers including 17 in the U.S., 13 in the U.K., and 3 in Australia.


Recent Financing Developments
-----------------------------

On May 12, 1998, AMF Bowling, Inc. ("AMF"), the parent of the Company, issued zero coupon convertible debentures in a private placement to institutional buyers for net proceeds of approximately $273.1 million. The debentures have a yield to maturity of 7%, and are convertible at any time prior to maturity in 2018 into shares of AMF common stock at a conversion rate of 8.6734 per $1,000 principal amount of maturity. Under certain conditions, AMF has the option to call the debentures beginning May 12, 2003. AMF contributed the net proceeds of the debentures to the Company, and the Company used $249.6 million of the net proceeds to repay amounts outstanding under the Company's bank facility and $23.5 million for acquisitions and general corporate purposes.

At June 30, 1998, the Company had total debt of $1,014.3 million compared to $1,060.6 million at December 31, 1997 and was able to borrow, under its bank facility, up to an additional $227.0 million to finance acquisitions or for general corporate purposes, subject to certain conditions.

                       ---------------------------------

Certain statements in this report about the Company's future plans may be considered forward-looking statements. A number of important factors could cause actual results to differ materially from those anticipated and projected by forward-looking information. The factors include, but are not limited to, changes in acquisition opportunities, the development and growth of new bowling markets, the sales of products in those markets, the generation of timely and sufficient cash flow to pay principal and interest on indebtedness, an adverse legal judgment, an increase in competition, a change in economic conditions including recent adverse developments in Asia Pacific markets, foreign currency volatility, and political acts or regulatory changes. Additional information on factors that could affect the Company's financial results are contained in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the U.S. Securities and Exchange Commission.


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                                       AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
                                       CONSOLIDATED STATEMENTS OF INCOME (unaudited)
                                                       (in millions)

                                                                  Three Months Ended                   Six Months Ended
                                                                        June 30,                            June 30,
                                                               ------------------------            ----------------------
                                                                  1998             1997              1998            1997
                                                                  ----             ----              ----            ----
Operating revenue                                               $162.2           $160.5            $349.8          $318.1

Operating expenses (2)                                           143.9            124.9             278.4           232.3
Depreciation and amortization                                     30.0             22.9              56.8            43.4
                                                                ------           ------            ------          ------
Operating income (loss)                                          (11.7)            12.7              14.6            42.4

Interest expense                                                  25.0             29.8              51.0            57.5
Other non-operating expenses                                       1.3              0.5               1.5             1.3
                                                                ------           ------            ------          ------

Loss before income taxes                                         (38.0)           (17.6)            (37.9)          (16.4)
    Benefit for income taxes                                      (7.1)            (5.3)             (6.7)           (4.2)
                                                                ------           ------            ------          ------
Net loss before joint ventures                                   (30.9)           (12.3)            (31.2)          (12.2)

    Equity in loss of joint ventures, net of tax                  (1.3)               -              (1.6)              -
                                                                ------           ------            ------          ------
Net loss                                                        $(32.2)          $(12.3)           $(32.8)         $(12.2)
                                                                ======           ======            ======          ======


Selected Data:
    EBITDA (3)                                                   $18.3            $35.6             $71.4           $85.8
    EBITDA margin                                                 11.3%            22.2%             20.4%           27.0%

--------------------

(1) AMF Group Holdings Inc. is a holding company, and its primary assets are investments in subsidiaries including AMF Bowling Worldwide, Inc. which is principally engaged in two business segments: (i) operation of bowling centers and (ii) manufacturing and marketing of bowling products.

(2) Operating expenses represent costs of goods sold, bowling center operating expenses and selling, general, and administrative expenses.

(3) Represents a measure of operating cash flow defined as operating income before interest, taxes, depreciation, amortization, and non-operating expenses.




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                                       AMF GROUP HOLDINGS INC. AND SUBSIDIARIES (1)
                                              SEGMENT INFORMATION (unaudited)
                                                       (in millions)

                                         First           Second               Third             Fourth
                                       Quarter          Quarter             Quarter            Quarter            Period
                                       -------          -------             -------            -------            ------

1998 Revenue
------------
Bowling Centers                         $150.5           $116.0                                                    $266.5
Bowling Products                          41.1             51.6                                                      92.7
Intersegment Elimination                  (4.0)            (5.4)                                                     (9.4)
                                       -------          -------             -------            -------             ------
TOTAL                                   $187.6           $162.2                                                    $349.8

1997 Revenue
------------
Bowling Centers                         $108.5            $92.6               $96.8             $131.2             $429.1
Bowling Products                          52.0             72.7                94.2               80.4              299.3
Intersegment Elimination                  (2.9)            (4.8)               (3.5)              (3.5)             (14.7)
                                       -------          -------             -------            -------             ------
TOTAL                                   $157.6           $160.5              $187.5             $208.1             $713.7

1998 EBITDA (3)
---------------
Bowling Centers                          $56.8            $20.1                                                     $76.9
Bowling Products                           0.1              3.8                                                       3.9
Corporate                                 (3.8)            (5.4)                                                     (9.2)
Intersegment Elimination                  (0.0)            (0.2)                                                     (0.2)
                                       -------          -------             -------            -------             ------
TOTAL                                    $53.1            $18.3                                                     $71.4

1997 EBITDA (3)
---------------
Bowling Centers                          $41.9            $21.1               $21.0              $46.4             $130.4
Bowling Products                          12.0             19.3                23.8               15.7               70.8
Corporate                                 (3.6)            (4.7)               (3.7)              (3.4)             (15.4)
Intersegment Elimination                  (0.1)            (0.1)               (0.2)              (0.0)              (0.4)
                                       -------          -------             -------            -------             ------
TOTAL                                    $50.2            $35.6               $40.9              $58.7             $185.4

--------------------
See notes 1 and 3 to Consolidated Statements of Income.

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